SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                    ----------------------------------------

                                    FORM 8-K

                                 CURRENT REPORT



                    Pursuant to Section 13 or 15 (d) of the
                        Securities Exchange Act of 1934

                       Date of Report - July 10, 2003
                       (Date of earliest event reported)

                          METROLOGIC INSTRUMENTS, INC.
             (Exact name of Registrant as specified in its charter)



               New Jersey                0-24172             22-1866172
        (State of incorporation) (Commission file number) (IRS employer identification number)

                  90 Coles Road, Blackwood, New Jersey, 08012
               (Address of principal executive offices, zip code)

                            Area Code (856) 228-8100
                               (Telephone number)

Item 5.   Other Events and Regulation FD Disclosure


     Metrologic Instruments, Inc. (the "Company") announced on July 10, 2003 that it intends to offer, subject to market and other conditions, up to 1.5 million newly issued shares of common stock in a firm commitment underwritten public offering. C. Harry Knowles, the Company's Chairman and CEO intends to offer up to 200,000 shares of currently issued and outstanding common stock and up to 300,000 shares of currently issued and outstanding common stock are expected to be offered for the benefit of the Knowles Science Teaching Foundation.

     There will be an over-allotment option of 15% of the number of shares offered.

     This is neither an offer to sell nor a solicitation of an offer to buy any shares of the Company's common stock.

     A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.



Item 7.   Financial Statements and Exhibits.

          (c)      Exhibits

          99.1     Metrologic Instruments, Inc. press release dated
                   July 10, 2003, announcing Metrologic's proposed public offering of common stock.






                                   SIGNATURES

                  Pursuant to requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  July 14, 2003                       Metrologic Instruments, Inc.


                                             By:      /s/ Kevin J. Bratton
                                                      Kevin J. Bratton
                                                      Chief Financial Officer

                          METROLOGIC INSTRUMENTS, INC.
                           CURRENT REPORT ON FORM 8-K

                                 EXHIBIT INDEX

Exhibit
No.                                                                     Page


99.1           Metrologic Instruments, Inc. press release dated
               July 10, 2003, announcing Metrologic's proposed public offering of common stock.

EXHIBIT 99.1


Corporate Headquarters
Metrologic Instruments, Inc.
90 Coles Road
Blackwood, NJ 08012-4638                          [COMPANY LOGO]
Tel   856.228.8100
Fax   856.228.6673 (sales)
Fax   856.228-0653 (finance/legal)
www.metrologic.com



                   Metrologic Instruments Announces Proposed
                        Public Offering of Common Stock

Blackwood, New Jersey - July 10, 2003 -- Metrologic Instruments, Inc. (NASDAQ-NMS: MTLG), a leading manufacturer of sophisticated imaging systems using laser, holographic, and vision-based technologies; high-speed automated data capture solutions and bar code scanners today announced that it intends to offer, subject to market and other conditions, up to 1,500,000 newly issued shares of common stock in a firm commitment underwritten public offering.

Additionally, C. Harry Knowles, Metrologic's Chairman and CEO intends to offer up to 200,000 shares of currently issued and outstanding common stock and up to 300,000 shares of currently issued and outstanding common stock are expected to be offered for the benefit of the Knowles Science Teaching Foundation.

There will be an over-allotment option of 15% of the number of shares offered.

Metrologic expects to file a registration statement with the Securities and Exchange Commission in late July or early August. Additional information and details on the offering will be provided in the registration statement.

This announcement is neither an offer to sell nor a solicitation of an offer to buy any shares of Metrologic's common stock.

About Metrologic
Metrologic designs, manufactures and markets bar code scanning and high-speed automated data capture systems solutions using laser, holographic and vision-based technologies. Metrologic offers expertise in 1D and 2D bar code reading, portable data collection, optical character recognition, image lift, and parcel dimensioning and singulation detection for customers in retail, commercial, manufacturing, transportation and logistics, and postal and parcel delivery industries. In addition to its extensive line of bar code scanning and vision system equipment, the company also provides laser beam delivery and control systems to semi-conductor and fiber optic manufacturers, as well as a variety of highly sophisticated optical systems. Metrologic products are sold in more than 100 countries worldwide through Metrologic's sales, service and distribution offices located in North and South America, Europe and Asia.

Forward-Looking Statement
Forward-looking statements contained in this release are highly dependent upon a variety of important factors which would cause actual results to differ materially from those reflected in such forward looking statements, including among other things, whether Metrologic will file a registration statement and whether Metrologic completes the sale of common stock. When used in this release and documents referenced, the words "believes," "expects," "may," "should," "seeks," or "anticipates," and similar expressions as they relate to Metrologic or its management are intended to identify such forward-looking statements. For additional factors, please see Metrologic's reports filed with the Securities and Exchange Commission.

Metrologic's Contact for Investor Relations:
Dale Fischer - Vice President
Phone: (856) 228-8100
Email: d.fischer@metrologic.com